Exhibit 16

[Letterhead]

BDO Dunwoody LLP

Chartered Accountants

Calgary, Alberta, Canada

Direct Line: (604) 443-4732

E-mail: mmadsen@bdo.ca

August 27, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 27, 2004, to be filed by our former client, Advanced Integrated Management Services, Inc. (formerly Carmina Technologies, Inc.).  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours truly,

/s/ BDO Dunwoody LLP

Chartered Accountants